Exhibit 99.1

Acri Capital Acquisition Corporation and Foxx Development Inc. Announce

Business Combination Approval by Acri Capital Acquisition Corporation stockholders

Austin, Texas, August 27, 2024 (GLOBE NEWSWIRE) -- Acri Capital Acquisition Corporation (the “Company”) (Nasdaq: ACAC), a special purpose acquisition company, today announced that, their previously announced business combination (the "Business Combination") with Foxx Development Inc. (“Foxx”), a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients, was approved at a special meeting of stockholders (the "Special Meeting") of the Company on August 27, 2024. Approximately 96.9% of the votes cast at the Special Meeting were in favor of the Business Combination. The Company plans to file the results of the Special Meeting, as tabulated by an independent inspector of elections, on a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) later today.

Subject to the satisfaction of closing conditions, the transaction is expected to close in the following month. The combined company will be renamed as “Foxx Development Holdings Inc.”, and its shares of common stock and warrants are expected to begin trading on the Nasdaq under the symbols “FOXX” and “FOXXW”, respectively, once the transaction is closed.

About Acri Capital Acquisition Corporation

Acri Capital Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities.

About Foxx Development Inc.

Foxx, established in 2017 as a Texas incorporated company, is a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients. With robust research and development capabilities and a strategic commitment to cultivating long-term partnerships with mobile network operators, distributors and suppliers around the world, FOXX currently sells a diverse range of products including mobile phones, tablets and other consumer electronics devices throughout the United States, and is in the process of developing and distributing end-to-end communication terminals and IoT solutions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and section 21E of the U.S. Securities Exchange Act of 1934 (“Exchange Act”) that are based on beliefs and assumptions and on information currently available to ACAC, Foxx and/or PubCo. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the consummation of the transactions under the business combination agreement, projections of market opportunity and market share, the capability of Foxx’s business plans including its plans to expand, the sources and uses of cash from the proposed transactions, the anticipated enterprise value of the combined company following the consummation of the proposed transactions, any benefits of Foxx’s partnerships, strategies or plans as they relate to the proposed transactions, anticipated benefits of the proposed transactions and expectations related to the terms and timing of the proposed transactions are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of ACAC, Foxx and PubCo believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of ACAC, Foxx and PubCo cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in the Registration Statement. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither ACAC nor Foxx can assure you that the forward-looking statements in this communication will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, the ability to complete the transactions due to the failure to obtain approval from ACAC’s stockholders or satisfy other closing conditions in the business combination agreement, the occurrence of any event that could give rise to the termination of the business combination agreement, the ability to recognize the anticipated benefits of the transactions, the amount of redemption requests made by ACAC’s public stockholders, costs related to the transactions, the impact of the global COVID-19 pandemic, the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions, the outcome of any potential litigation, government or regulatory proceedings and other risks and uncertainties, including those included under the heading “Risk Factors” in the Registration Statement on Form S-4 (File No. 333-280613) that was filed publicly by the PubCo with the SEC in connection with the Business Combination and was declared effective by the SEC on July 26, 2024, ACAC’s Annual Report on Form 10-K filed with the SEC on March 22, 2024 (the “Form 10-K”), ACAC’s final prospectus dated June 10, 2022 filed with the SEC (the “Final Prospectus”) related to ACAC’s initial public offering, and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC. There may be additional risks that neither ACAC or Foxx presently know or that ACAC and Foxx currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by ACAC, Foxx, their respective directors, officers or employees or any other person that ACAC and Foxx will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent the views of ACAC and Foxx as of the date of this communication. Subsequent events and developments may cause those views to change. However, while ACAC and Foxx may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of ACAC or Foxx as of any date subsequent to the date of this communication.

Contact Information

Company Contact:

Acri Capital Acquisition Corporation

Ms. “Joy” Yi Hua, Chairwoman

Email: acri.capital@gmail.com

Investor Relations Contact:

International Elite Capital

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: acri@iecapitalusa.com

Foxx Contact:

Foxx Development Inc.

Greg Foley, CEO
Telephone: +1(201) 962-5550
Email: greg.foley@foxxusa.com